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                                                                    EXHIBIT 21.1


                             List of Subsidiaries


NAME OF SUBSIDIARY                           STATE OF INCORPORATION

TriStar Airline Services, Inc.               Texas corporation
TriStar Aircraft Services, Inc.              Texas corporation (Inactive)
Aviation Exteriors Louisiana, Inc.           Oklahoma corporation
Casper Air Service                           Wyoming corporation
Aero Design, Inc.                            Tennessee corporation
Battery Shop, LLC                            Tennessee limited liability company
Aviation Exteriors Portland, Inc.            Oregon corporation
Aviation Exteriors Greenville, Inc.          Mississippi corporation
Casper Flying Service                        Wyoming corporation (Inactive
                                               subsidiary of Casper Air Service)
Redbird Airport Management Company           Texas corporation (Inactive)
TriStar Airport Management Company           Texas corporation (Inactive)
General Electrodynamics Corporation          Texas corporation